UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 9, 2020

Remark Holdings, Inc.

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Commerce Street Las Vegas, NV	89106	702-701-9514
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MARK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 9, 2020, Remark Holdings, Inc. (“we,” “us” or “our”) entered into a First Amendment to Common Stock Purchase Agreement, dated as of the same date (the “Amendment”), with Aspire Capital Fund, LLC (“Aspire Capital”), amending the Common Stock Purchase Agreement, dated as of March 3, 2020 (the “Purchase Agreement”), by and between us and Aspire Capital, providing for Aspire Capital’s commitment to purchase up to an aggregate of $30.0 million of shares of our common stock upon the terms and subject to the conditions and limitations set forth therein. The Amendment amends the Purchase Agreement to provide that (i) we may issue up to an additional 13,220,164 shares (the “Exchange Cap”), or 19.99% of our shares of common stock outstanding as of the date of the Amendment, pursuant to the Purchase Agreement following the effective date of the Amendment, unless stockholder approval is obtained in accordance with the rules of the Nasdaq Stock Market, (ii) if stockholder approval is not obtained, such limitation will not apply after the Exchange Cap is reached if at all times thereafter the average purchase price paid for all shares issued under the Purchase Agreement following the effective date of the Amendment is equal to or greater than $0.3950 per share, (iii) we have the right, in our sole discretion, to present Aspire Capital with a purchase notice (each, a “Purchase Notice”) directing Aspire Capital to purchase up to 500,000 shares of our common stock per trading day, (iv) the aggregate purchase price payable by Aspire Capital on any one purchase date may not exceed $1,000,000, unless otherwise mutually agreed, (v) on any trading day on which we submit a purchase notice to Aspire to purchase at least 500,000 shares of Common Stock, we also have the right, in our sole discretion, to present Aspire Capital with a volume-weighted average price purchase notice (each, a “VWAP Purchase Notice”) directing Aspire Capital to purchase an amount of our common stock equal to up to 30% of the aggregate shares of our common stock traded on the next trading day (the “VWAP Purchase Date”), (vi) the purchase price per share pursuant to such VWAP Purchase Notice will be equal to the lesser of (A) the closing sale price of our common stock on the VWAP Purchase Date, or (B) 95% of the volume-weighted average price for our common stock traded on its principal market on the VWAP Purchase Date, and (vii) Aspire Capital will not be required to buy any shares of our common stock pursuant to a Purchase Notice on any trading day on which the closing trade price of our common stock is below $0.15. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	First Amendment to Common Stock Purchase Agreement, dated as of April 9, 2020, by and between Remark Holdings, Inc. and Aspire Capital Fund, LLC.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remark Holdings, Inc.

Date:	April 14, 2020	By:	/s/ Kai-Shing Tao
		Name:	Kai-Shing Tao
		Title:	Chief Executive Officer